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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                          ---------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934





Date of report (Date of earliest event reported):       June 26, 2001
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                            PERVASIVE SOFTWARE INC.
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              (Exact Name of Registrant as Specified in Charter)

           Delaware                      0-23043                 74-2693793
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(State or Other Jurisdiction          (Commission            (IRS Employer
   of Incorporation)                  File Number)           Identification No.)

12365 Riata Trace Parkway, Building II, Austin, Texas                  78727
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(Address of Principal Executive Offices)                             (Zip Code)


Company's telephone number, including area code:   (512) 231-6000
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        (Former Name or Former Address, if Changed Since Last Report.)
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Item 5.   Other Events

For the fourth quarter ending June 30, 2001, Pervasive Software expects to report revenues from continuing operations of $10.7 to $10.9 million, and profitable operations excluding charges from a reduction in force and other related items. The company is reducing its total worldwide workforce by approximately 40 people by the end of June 2001, to further improve profitability going forward in its core database business and as a precautionary measure in light of the continued uncertain economic environment. The company said it remains confident that it will continue to improve profitability from operations in the coming fiscal year. Actual results from the fourth quarter and fiscal year ended June 30, 2001, are planned for release as previously scheduled on July 19, 2001.

In addition, Pervasive announced that its board of directors has approved an extension to its stock repurchase plan whereby the company may repurchase shares of its common stock up to a total of $5 million over a period of 365 additional days through July 21, 2002. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice.
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              PERVASIVE SOFTWARE INC.



Date: June 26, 2001           By: /s/ James Offerdahl
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                                  James Offerdahl
                                  Chief Financial Officer,
                                  Chief Operating Officer and Secretary